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                                  EXHIBIT 99.2
                  Press Release of the Company - June 23, 2000






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AMERICAN REALTY TRUST REPAYS ENTIRE $2.46 MILLION MARGIN DEBT
ON ITS INCOME OPPORTUNITY REALTY INVESTOR SHARES

DALLAS, June 23, 2000 (PRIMEZONE) -- American Realty Trust, Inc. (NYSE:ARB) announced today that the company has obtained the necessary financing from its affiliate, Transcontinental Realty Investors, Inc. (NYSE:TCI), to repay the $2.46 million debt relating to the margin calls on its shares of Income Opportunity Realty Investors, Inc. (AMEX:IOT). The margin debt was paid on June 22, 2000. ART owns 409,935 shares of IOT.

American Realty continues to negotiate with its margin debt lenders in regard to the stock of its other affiliates, Transcontinental Realty Investors, Inc. and National Realty, L.P. (AMEX:NLP).

Dallas-based American Realty Trust, Inc. owns a diverse portfolio of properties located across the United States, as well as interests in mortgage loans and stock holdings in real estate related entities. For more information on the company, go to the Investor Data page of its web site at www.amrealtytrust.com.

CONTACT:  Karen Amrhine or Gregory Pettit
          Shandwick International
          (646) 658-8000